Exhibit 10.1

FORM OF VOTING AGREEMENT

This Voting Agreement (this “Agreement”), dated as of February 13, 2018, is among the individual or entity listed on the signature page hereto (the “Voting Stockholder”) and Granite Construction Incorporated, a Delaware corporation (“Parent”).

WHEREAS, concurrently with the execution and delivery of this Agreement, Layne Christensen Company, a Delaware corporation (the “Company”), Parent and Lowercase Merger Sub Incorporated, a Delaware corporation and wholly-owned Subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended from time to time, the “Merger Agreement”), which provides for (a) Merger Sub to be merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”) and (b) each share of common stock, par value $0.01 per share, of the Company (collectively, the “Company Shares”) (other than any Company Shares owned by Parent, Merger Sub or the Company or any wholly-owned Subsidiary of the Company), to be thereupon canceled and converted into a number of validly issued, fully paid and non-assessable shares of common stock, par value $0.01 per share, of Parent, equal to the Exchange Ratio (the “Merger Consideration”), on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, Schedule A sets forth, as of the date of this Agreement, all the (i) Company Shares beneficially owned by the Voting Stockholder (all such Company Shares together with any Company Shares hereafter issued to or otherwise acquired or owned by the Voting Stockholder during the Agreement Period, hereinafter referred to as the “Subject Shares”) and (ii) Company Stock Options, Company RSUs and Company PSUs held by the Voting Stockholder; and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that the Voting Stockholder, and in order to induce Parent to enter into the Merger Agreement the Voting Stockholder has agreed to, enter into this Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Parent and the Voting Stockholder hereby agree as follows:

Section 1. Certain Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. In addition, for purposes of this Agreement:

(a) “Agreement” shall have the meaning set forth in the preamble.

(b) “Agreement Period” shall mean the period beginning on the date hereof and ending on the earlier of (i) the Effective Time, (ii) the Termination Date and (iii) the date this Agreement is terminated by mutual written consent of the parties hereto.

(c) “beneficial owner” or “beneficial ownership”, or phrases of similar meaning, with respect to any Company Shares, has the meaning ascribed to such term under Rule 13d-3(a) promulgated under the Exchange Act.

(d) “Company” shall have the meaning set forth in the recitals.

(e) “Company Shares” shall have the meaning set forth in the recitals.

(f) “Merger” shall have the meaning set forth in the recitals.

(g) “Merger Agreement” shall have the meaning set forth in the recitals.

(h) “Merger Consideration” shall have the meaning set forth in the recitals.

(i) “Other Voting Stockholder” shall have the meaning set forth in Section 7(d).

(j) “Parent” shall have the meaning set forth in the preamble.

(k) “Permitted Family Members” shall mean, with respect to the Voting Stockholder, the Voting Stockholder’s spouse, parents, immediate family and lineal descendants.

(l) “Permitted Transfer” means a Transfer of Subject Shares by a Voting Stockholder (i) for estate-planning purposes to (x) a trust under which the distribution of the Subject Shares transferred thereto may be made only to beneficiaries who are Permitted Family Members, (y) a corporation the shareholders of which are only the Voting Stockholder and/or Permitted Family Members or (z) a partnership the partners of which are only the Voting Stockholder and/or Permitted Family Members, (ii) in case of the death of the undersigned, by will or by the laws of intestate succession, to his or her executors, administrators, testamentary trustees, legatees or beneficiaries or (iii) to an Affiliate of such Voting Stockholder, in each case, provided that any such transferee evidences in a writing reasonably satisfactory to Parent such transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as the Voting Stockholder.

(m) “Subject Shares” shall have the meaning set forth in the recitals.

(n) “Transfer” shall mean, with respect to a security, the sale, transfer, pledge, hypothecation, encumbrance, assignment or disposition of such security, rights relating thereto or the beneficial ownership of such security or rights relating thereto, the offer to make such a sale, transfer, pledge, hypothecation, encumbrance, assignment or disposition, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, “Transfer” shall have a correlative meaning.

(o) “Voting Stockholder” shall have the meaning set forth in the preamble.

Section 2. No Disposition, Encumbrance or Solicitation.

(a) Except as set forth in Section 5 of this Agreement, the Voting Stockholder undertakes that, during the Agreement Period, the Voting Stockholder shall not (i) Transfer or agree to Transfer any Subject Shares, unless such Transfer is a Permitted Transfer, (ii) grant or agree to grant any proxy or power-of-attorney with respect to any Subject Shares or (iii) otherwise permit any Liens to be created on any Subject Shares. During the Agreement Period, the Voting Stockholder shall not, and shall not permit his, her or its Affiliates or any of his, her or its or their respective Representatives to, seek or solicit any such Transfer, proxy or power-of-attorney, and the Voting Stockholder agrees to notify Parent promptly, and to provide all details requested by Parent, if the Voting Stockholder or his, her or its Affiliates or any of his, her or its or their respective Representatives shall be approached or solicited by any Person with respect to any of the foregoing. Without limiting the foregoing, the Voting Stockholder shall not, and shall not permit its Affiliates or any of his, her or its or their respective Representatives to, take any other action that would make any representation or warranty of the Voting Stockholder contained herein untrue or incorrect in any material respect or in any way restrict, limit or interfere in any material respect with the performance of the Voting Stockholder’s obligations hereunder or the Transactions. Without limiting the foregoing, during the Agreement Period the Voting Stockholder (i) agrees not to engage in any transaction with respect to any of the Subject Shares with the primary purpose of depriving Parent of the intended benefits of this Agreement and (ii) undertakes that, in his, her or its capacity as a Company Stockholder, the Voting Stockholder shall not, and shall cause his, her or its Affiliates or Representatives not to, directly or indirectly, solicit, initiate, facilitate or encourage any inquiries or proposals from, discuss or negotiate with, or provide any non-public information to, any Person relating to, or otherwise facilitate, any Acquisition Proposal.

(b) During the Agreement Period, the Voting Stockholder shall not request that the Company register the Transfer (book-entry or otherwise) of any Company Share Certificates, unless such Transfer is a Permitted Transfer. The Voting Stockholder hereby authorizes Parent to direct the Company to impose stop orders to prevent the Transfer of any Company Shares on the books of the Company in violation of this Agreement.

Section 3. Voting of Subject Shares. During the Agreement Period, the Voting Stockholder undertakes that (a) at such time as the Company conducts a meeting of, or otherwise seeks a vote or consent of, the Company Stockholders, the Voting Stockholder shall, or shall cause the holder of record on any applicable record date to, vote the Subject Shares beneficially owned by the Voting Stockholder in favor of, or provide a consent with respect to, (i) adoption of the Merger Agreement and each of the other Transactions, (ii) approval of any proposal to adjourn or postpone any meeting of Company Stockholders to a later date if there are not sufficient votes for the adoption of the Merger Agreement on the date on which such meeting is held and (iii) any other matter necessary for consummation of the Transactions that is considered at any such meeting or is the subject of any such consent solicitation and (b) at each meeting of Company Stockholders and in connection with each consent solicitation, the Voting Stockholder shall, or shall cause the holder of record on any applicable record date to, vote the Subject Shares beneficially owned by the Voting Stockholder against, and not provide consents with respect to, (i) any agreement or arrangement related to or in furtherance of any Acquisition Proposal, (ii) any liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of the Company or any of its Subsidiaries, (iii) any action, proposal, transaction or agreement that would materially delay, prevent, frustrate, impede or interfere with the Merger or the other Transactions or result in the failure of any condition set forth in ARTICLE VII of the Merger Agreement to be satisfied, and (iv) any action, proposal, transaction or agreement that would result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company under the Merger Agreement or of the Voting Stockholder under this Agreement. Except as otherwise set forth in or contemplated by this Agreement, the Voting Stockholder may vote the Subject Shares in its discretion on all matters submitted for the vote of stockholders of the Company or in connection with any written consent of the Company’s stockholders in a manner that is not inconsistent with the terms of this Agreement.

Section 4. Reasonable Efforts to Cooperate. The Voting Stockholder hereby consents to the publication and disclosure in the Proxy Statement and Form S-4 (and, as and to the extent otherwise required by securities Laws or the SEC or any other securities authorities, any other documents or communications provided by the Company, Parent or Merger Sub to any Governmental Authority or to securityholders of the Company) of the Voting Stockholder’s identity and beneficial ownership of Subject Shares and the nature of the Voting Stockholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by the Company or Parent, a copy of this Agreement. The Voting Stockholder will promptly provide any information reasonably requested by the Company, Parent or Merger Sub for any regulatory application or filing made or approval sought in connection with the Merger or the other Transactions (including filings with the SEC).

Section 5. Irrevocable Proxy. In furtherance of the agreements contained in Section 3 of this Agreement, for the duration of the Agreement Period the Voting Stockholder hereby irrevocably grants to and appoints Parent and each of the executive officers of Parent, in their respective capacities as officers of Parent, as the case may be, and any individual who shall hereafter succeed to any such office of Parent, and each of them individually, the Voting Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Voting Stockholder, to vote all Subject Shares beneficially owned by the Voting Stockholder that are outstanding from time to time, to grant or withhold a consent or approval in respect of the Subject Shares and to execute and deliver a proxy to vote the Subject Shares. The foregoing proxy shall be deemed to be a proxy coupled with an interest, is irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of the Voting Stockholder) and shall not be terminated by operation of Law or upon the occurrence of any other event other than the termination of this Agreement pursuant to Section 11(d) hereof. The Voting Stockholder represents and warrants to Parent that all proxies heretofore given in respect of the Subject Shares are not irrevocable and that all such proxies have been properly revoked or are no longer in effect as of the date hereof. The Voting Stockholder hereby affirms that the irrevocable proxy set forth in this Section 5 is given by the Voting Stockholder in connection with, and in consideration of and as an inducement to, Parent entering into the Merger Agreement and that such irrevocable proxy is given to secure the obligations of the Voting Stockholder under Section 3 of this Agreement. Parent covenants and agrees with the Voting Stockholder that Parent will exercise the foregoing proxy consistent with the provisions of Section 3 of this Agreement.

Section 6. Further Action. If any further action is necessary or desirable to carry out the purposes of this Agreement, the Voting Stockholder shall take all such action reasonably requested by Parent.

Section 7. Representations and Warranties of the Voting Stockholder. The Voting Stockholder represents and warrants to Parent as to himself, herself or itself that:

(a) Authority. The Voting Stockholder has all necessary power and authority and legal capacity to execute and deliver this Agreement and perform his, her or its obligations hereunder. The Voting Stockholder, if it is a corporation, partnership, limited liability company, trust or other entity, is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization. The execution, delivery and performance of this Agreement by the Voting Stockholder and the consummation by the Voting Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Voting Stockholder and no further proceedings or actions on the part of the Voting Stockholder are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

(b) Binding Agreement. This Agreement has been duly and validly executed and delivered by the Voting Stockholder and, assuming it has been duly and validly authorized, executed and delivered by Parent and subject to the Bankruptcy and Equity Exception, constitutes the valid and binding agreement of the Voting Stockholder, enforceable against the Voting Stockholder in accordance with its terms.

(c) No Conflict. The execution and delivery of this Agreement by the Voting Stockholder does not, and the performance of this Agreement by the Voting Stockholder will not, (i) if the Voting Stockholder is a corporation, partnership, limited liability company, trust or other entity, conflict with, result in any violation of, require any consent under or constitute a default (with notice or lapse of time or both) under the Voting Stockholder’s constituent documents, (ii) conflict with or violate any Law applicable to the Voting Stockholder or by which any property or asset of the Voting Stockholder (including the Subject Shares) is bound, (iii) result in any violation or breach of or conflict with any provisions of, or constitute (with notice or lapse of time or both) a default (or give rise to any right of purchase, termination, amendment, acceleration or cancellation) under, or result in the loss of any benefit under, or result in the triggering of any payments pursuant to, any of the terms, conditions or provisions of any contract, agreement, commitment, mortgage, bond, indenture, instrument or obligation to which the Voting Stockholder is a party or by which it or any of his, her or its respective properties or assets (including the Subject Shares) may be bound or (iv) result in the creation of a Lien on any property or asset (including the Subject Shares) of the Voting Stockholder, except, with respect to clauses (iii) and (iv), for such violations, breaches, conflicts, defaults, rights of purchase, terminations, amendments, accelerations, cancellations, losses of benefits, payments or Liens that would not reasonably be expected to materially impair the ability of the Voting Stockholder to perform his, her or its obligations hereunder or to consummate the transactions contemplated herein on a timely basis.

(d) Ownership of Shares. As of the date hereof, the Voting Stockholder is, and at all times during the Agreement Period (except in the case of a Permitted Transfer) will be, a beneficial owner of the Subject Shares. As of the date hereof, the Subject Shares together constitute all of the Company Shares beneficially owned by the Voting Stockholder. The Voting Stockholder has, and at all times during the Agreement Period (except in the case of a Permitted Transfer) will have, with respect to the Subject Shares, either (i) the sole power, directly or indirectly, to vote or dispose of the Subject Shares or (ii) the shared power, directly or indirectly, to vote or dispose of the Subject Shares together with (but only with) one or more other Company Stockholders subject to a voting agreement with Parent on terms substantially similar to the terms of this Agreement (such Stockholder, an “Other Voting Stockholder”), and as such, has, and at all times during the Agreement Period (except in the case of a Permitted Transfer) will have, the complete and exclusive power, individually or together with one or more Other Voting Stockholders, to, directly or indirectly, (x) issue (or cause the issuance of) instructions with respect to the matters set forth in Section 3 of this Agreement, (y) agree to all matters set forth in this Agreement and (z) demand and waive appraisal or dissent rights. As of the date hereof, except as set forth opposite the Voting Stockholder’s name on Schedule A, the Subject Shares are issued and outstanding and entitled to be voted at the Company Stockholder Meeting and the Voting Stockholder does not beneficially own any warrants, Company Stock Options, Company RSUs, Company PSUs or other rights to acquire any Company Shares. Except as provided in this Agreement, the Subject Shares and all other Company Shares of which the Voting Stockholder acquires beneficial ownership during the Agreement Period shall at all times be free and clear of Liens, proxies, powers of attorney, voting trusts, options, rights of first offer or refusal or agreements (other than any Liens or proxy created by this Agreement). Except as provided in this Agreement, there are no agreements or arrangements of any kind, contingent or otherwise, to which the Voting Stockholder is a party obligating the Voting Stockholder to Transfer, or cause to be Transferred, any of the Subject Shares. Except pursuant to the Merger Agreement, no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Subject Shares.

(e) Absence of Litigation. As of the date hereof, there is no Action pending against, or, to the knowledge of the Voting Stockholder, threatened against or affecting, the Voting Stockholder or any of his, her or its properties or assets (including the Subject Shares) that would reasonably be expected to impair the ability of the Voting Stockholder to perform his, her or its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(f) Opportunity to Review; Reliance. The Voting Stockholder has had the opportunity to review this Agreement and the Merger Agreement with counsel of his, her or its own choosing. The Voting Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Voting Stockholder’s execution, delivery and performance of this Agreement.

(g) Brokers. Except as provided in the Merger Agreement, no investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Voting Stockholder in his, her or its capacity as such.

Section 8. Street Name Shares. The Voting Stockholder shall deliver a letter to each financial intermediary or other Person through which the Voting Stockholder holds Subject Shares that informs such Person of the Voting Stockholder’s obligations under this Agreement and that informs such Person that such Person may not act in disregard of such obligations without the prior written consent of Parent.

Section 9. Notices of Certain Events. The Voting Stockholder shall notify Parent of any development occurring after the date hereof that causes, or that would reasonably be expected to cause, any breach of any of the representations and warranties of the Voting Stockholder set forth in this Agreement.

Section 10. Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Company Shares by reason of a stock split, reverse stock split, recapitalization, combination, reclassification, readjustment, exchange of shares or the like, the terms “Subject Shares” and “Company Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in the transaction.

Section 11. Miscellaneous.

(a) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by prepaid overnight courier (providing proof of delivery), by facsimile, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses, facsimile numbers or email addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11(a)):

if to Parent:

[PARENT]

Granite Construction Incorporated

585 W. Beach Street

Watsonville, California 95076

Attention: Richard Watts

Facsimile: (831) 761-7846

Email: richard.watts@gcinc.com

with copies to:

Jones Day

2727 North Harwood

Dallas, Texas 75201

Attention: Alain Dermarkar

Facsimile: (214) 969-4866

Email: adermarkar@jonesday.com

If to the Voting Stockholder, to his, her or its address set forth under the Voting Stockholder’s name on Schedule A, with copies to:

Attention:

Facsimile:

Email:

(b) Entire Agreement; No Third Party Beneficiaries; Amendment. This Agreement constitutes the entire agreement, and supersedes all prior understandings, agreements or representations, by or among the parties hereto with respect to the subject matter hereof. This Agreement shall not confer any rights or remedies upon any Person or entity other than the parties hereto and their respective permitted successors and permitted assigns. This Agreement may only be amended by a written instrument executed and delivered by Parent and the Voting Stockholder.

(c) Assignment; Binding Effect. Neither the Voting Stockholder, on the one hand, nor Parent, on the other hand, may assign this Agreement or any of his, her or its rights, interests or obligations hereunder (whether by operation of Law or otherwise) without the prior written approval of Parent or the Voting Stockholder, as applicable, and any attempted assignment without such prior written approval shall be void and without legal effect; provided, however, that (i) Parent may assign its rights hereunder to a direct or indirect wholly-owned Subsidiary of Parent, it being understood and agreed that any such assignment shall not relieve Parent of its obligations hereunder and (ii) the Voting Stockholder may transfer Subject Shares in connection with a Permitted Transfer as provided herein. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns.

(d) Termination. This Agreement shall automatically terminate and become void and of no further force or effect at the end of the Agreement Period; provided, however, that no such termination shall relieve or release the Voting Stockholder or Parent from any obligations or liabilities arising out of his, her or its breach of this Agreement prior to its termination.

(e) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy or the application of this Agreement to any Person or circumstance is invalid or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. To such end, the provisions of this Agreement are agreed to be severable. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(f) Governing Law; Forum.

(i) All disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the Transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

(ii) All Actions arising out of or relating to this Agreement shall be heard and determined in the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware). The parties hereby (A) submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) for the purpose of any Action arising out of or relating to this Agreement brought by any party and (B) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Transactions may not be enforced in or by any of the above-named courts. Each of the parties hereto agrees that mailing of process or other papers in connection with any action or proceeding in the manner provided in Section 11(a) or such other manner as may be permitted by Law shall be valid and sufficient service of process.

(iii) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS. Each of the parties (A) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (B) acknowledges that it and the other hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 11(f).

(g) Counterparts. This Agreement may be executed and delivered (including by facsimile or other form of electronic transmission) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(h) Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by or on behalf of the party incurring such cost or expense.

(i) Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(j) Interpretation. Any reference to any national, state, local or foreign Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. When a reference is made in this Agreement to Sections or Schedules, such reference shall be to a Section of or Schedule to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” In this Agreement, the Voting Stockholder of any Company Shares held in trust shall be deemed to be the relevant trust and/or the trustees thereof acting in their capacities as such trustees, in each case as the context may require to be most protective of Parent, including for purposes of such trustees’ representations and warranties as to the proper organization of the trust, their power and authority as trustees and the non-contravention of the trust’s governing instruments.

(k) No Presumption. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

(l) Specific Performance. The Voting Stockholder agrees that irreparable damage would occur in the event any provision of this Agreement were not performed by him or it in accordance with the terms hereof and that money damages would not be a sufficient remedy for any breach of this Agreement, and accordingly, Parent shall be entitled to specific performance of the terms hereof, without any requirement to post bond, in addition to any other remedy at law or equity.

(m) No Limitation on Actions as Director or Officer. No Person executing this Agreement (or designee or Representative of such Person) who has been, is or becomes during the term of this Agreement a director or officer of the Company shall be deemed to make any agreement or understanding in this Agreement in such Person’s capacity as a director or officer of the Company. The parties hereto acknowledge and agree that this Agreement is entered into by the Voting Stockholder solely in its capacity as the beneficial owner of Subject Shares and nothing in this Agreement shall (a) restrict in any respect any actions taken by the Voting Stockholder or its designees or Representatives who are a director or officer of the Company solely in his or her capacity as a director or officer of the Company or (b) be construed to prohibit, limit or restrict such Voting Stockholder from exercising its fiduciary duties as a director or officer of the Company. For the avoidance of doubt, nothing in this Section 11(m) shall in any way modify, alter or amend any of the terms of the Merger Agreement.

(n) Non-Survival. The representations and warranties of the Voting Stockholder contained herein shall not survive the closing of the transactions contemplated hereby and by the Merger Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

GRANITE CONSTRUCTION INCORPORATED

By:
Name:
Title:

[VOTING STOCKHOLDER]

By:
Name:
Title:

Schedule A

Subject Shares

Voting Stockholder	Company Shares	Company Stock Options	Company RSUs	Company PSUs
[Name]	[ ]	[ ]	[ ]	[ ]
[Address]